EXHIBIT 32.2

                                  CERTIFICATION
      PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
                           AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Universal Property Development and Acquisition Corporation (the "Company") on Form 10-QSB/A for the quarterly period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned, Kamal Abdallah, as Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Kamal Abdallah

Kamal Abdallah
Principal Financial Officer
Date: November 20, 2006